EXCHANGEABLE SHARE SUPPORT AGREEMENT

MEMORANDUM OF AGREEMENT made as of the 29th day of September, 2006

BETWEEN :	FC FINANCIAL SERVICES INC., a corporation existing under the laws of the State of Nevada,

(hereinafter referred to as the “Parent”)

AND :	1260491 ALBERTA INC., a corporation existing under the laws of Alberta,

(hereinafter referred to as “Exchangeco”)

AND:	EQUITY TRANSFER & TRUST COMPANY, a corporation existing under the laws of Canada,

(hereinafter referred to as the “Trustee”)

AND:	SASS PERESS of the District of Montreal,

(hereinafter referred to as “Peress”)

AND:	JOEL COHEN, of the District of Montreal,

(hereinafter referred to as “Cohen”)

AND:	ARLENE ADES, of the District of Montreal

(hereinafter referred to as “Ades”)

AND:	THE SASS PERESS FAMILY TRUST, a trust established under the laws of the Province of Quebec

(hereinafter referred to as “Trust I”)

AND:	THE PERESS FAMILY TRUST, a trust established under the laws of the Province of Quebec

(hereinafter referred to as “Trust II”)

AND:	EASTERN LIQUIDITY PARTNERS LTD., a corporation existing under the laws of Canada

(hereinafter referred to as “Eastern Liquidity”)

(Peress, Cohen, Ades, Trust I, Trust II and Eastern Liquidity being collectively referred to as the “ICP Shareholders”)

WHEREAS pursuant to a share purchase agreement (the “Share Purchase Agreement”) dated as of September 28th, 2006, between the Parent, Exchangeco, the ICP Shareholders and ICP Solar Technologies Inc. (the “Corporation”), Exchangeco is to issue exchangeable shares (the “Exchangeable Shares”) to the ICP Shareholders;

AND WHEREAS pursuant to the Share Purchase Agreement, the Parent and Exchangeco have agreed to execute a support agreement substantially in the form of this agreement;

NOW THEREFORE in consideration of the respective covenants in this agreement and for other valuable consideration (the receipt and sufficiency of which are acknowledged), the parties agree as follows:

ARTICLE 1 - DEFINITIONS AND INTERPRETATION

1.1	Defined Terms

Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively the “Share Provisions”) attaching to the Exchangeable Shares as set out in the Articles of Incorporation of Exchangeco annexed hereto as Schedule A, unless the context requires otherwise.

1.2	Interpretation Not Affected by Headings

The division of this agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement. Unless otherwise indicated, all references to an “Article” or “section” followed by a number and/or a letter refer to the specified Article or section of this agreement. The terms “this agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3	Number, Gender

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4	Date for any Action

If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day. For the purposes of this agreement, a “Business Day” means any day on which commercial banks are open for business in New York, New York and Montreal, Quebec, other than a Saturday, a Sunday or a day observed as a holiday in Montreal, Quebec under the laws of the Province of Quebec or the federal laws of Canada or in New York, New York under the laws of the State of New York or the federal laws of the United States of America.

ARTICLE 2 – COVENANTS OF THE PARENT AND EXCHANGECO

2.1	Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares not owned by the Parent or its Affiliates are outstanding, the Parent will:

(a)

not declare or pay any dividend on the Parent Common Shares unless (i) Exchangeco shall simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Share Provisions) on the Exchangeable Shares and (ii) Exchangeco shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such dividend on the Exchangeable Shares or Parent will have provided adequate funds to Exchangeco for the payment of such dividend on the Exchangeable Shares;

(b)

advise Exchangeco sufficiently in advance of the declaration by the Parent of any dividend on Parent Common Shares and take all such other actions as are reasonably necessary, in cooperation with Exchangeco, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Parent Common Shares;

(c)	ensure that the record date for any dividend declared on Parent Common Shares is not less than five (5) Business Days after the declaration date of such dividend;

(d)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Exchangeco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, Retraction Price, or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon a Liquidation, the delivery of a Retraction Request by a holder of Exchangeable Shares, or a redemption of Exchangeable Shares by Exchangeco, as the case may be, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit Exchangeco to cause to be delivered Parent Common Shares to the holders of Exchangeable Shares in accordance with the provisions of sections III 2, III 5 or III 6, as the case may be, of the Share Provisions; and

(e)

take all such actions and do all such things as are necessary or desirable to enable and permit it, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right including, without limitation, actions and all such things as are necessary or desirable to enable, permit and instruct Exchangeco to cause the Parent Common Shares to be delivered to the holders of Exchangeable Shares in accordance with the provisions of paragraphs III 2(e), III 5(c), III 5(e), III 6(e) and III 6(f) of the Share Provisions.

2.2	Segregation of Funds

The Parent will cause Exchangeco (and shall fund Exchangeco to the extent necessary) to deposit a sufficient amount of its funds in a separate account of Exchangeco and segregate a sufficient amount of such other of its assets and property as is necessary to enable Exchangeco to pay dividends when due and to pay or otherwise satisfy its respective obligations under sections III 1, III 2, III 5 or III 6 of the Share Provisions, as applicable.

2.3	Issuance and Reservation

The Parent hereby represents, warrants and covenants in favour of Exchangeco that the Parent has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by the Parent or its affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock the greater of 20,000,000 Parent Common Shares (or other shares or securities into which Parent Common Shares may be reclassified or changed as contemplated by section 2.7 hereof) and that number of Parent Common Shares (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time (including any Exchangeable Shares issued pursuant to paragraph III 1(a) of the Share Provisions) and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time (if any) and (b) as are now and may hereafter be required to enable and permit the Parent to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which the Parent may now or hereafter be required to issue Parent Common Shares and to enable and permit Exchangeco to meet its respective obligations hereunder and under the Share Provisions.

2.4	Notification of Certain Events

Exchangeco will notify the Parent and the Corporation of each of the following events at the time set forth below:

(a)

in the event of any determination by the Board of Directors of Exchangeco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)

promptly, upon the earlier of receipt by Exchangeco of notice of and Exchangeco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt of Exchangeco of a Retraction Request;

(d)	on the same date on which Notice of Redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions; and

(e)	as soon as practicable upon the issuance by Exchangeco of any Exchangeable Shares or rights to acquire Exchangeable Shares.

2.5	Delivery of Parent Common Shares to Exchangeco

In furtherance of its obligations under paragraph 2.1(d) hereof, upon notice from Exchangeco or any holder of Exchangeable Shares of any event that requires Exchangeco to cause to be delivered Parent Common Shares to any holder of Exchangeable Shares, the Parent shall forthwith issue and deliver or cause to be delivered to the former holder of the surrendered Exchangeable Shares the requisite number of Parent Common Shares to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as the former holder(s) shall direct. All such Parent Common Shares shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of each such Parent Common Share, Exchangeco, shall issue to the Parent, or as the Parent shall direct, common shares of Exchangeco having equivalent value. Notwithstanding any of the foregoing, the Parent will refuse to issue any Parent Common Shares to holders of Exchangeable Shares not made in accordance with the provisions of Regulation S of the Securities Act of 1933 or pursuant to registrations under the Securities Act, an available exemption from registration or this Agreement.

2.6	Non-Issuance of Parent Common Shares

Notwithstanding any of the provisions of this Agreement, the Parent will refuse to issue any Parent Common Shares to holders of Exchangeable Shares not made in accordance with the provisions of Regulation S of the Securities Act of 1933 or pursuant to registrations under the Securities Act of 1933, an applicable exemption from registration, an applicable exemption under Canadian securities laws or this Agreement.

2.7	Economic Equivalence

So long as any Exchangeable Shares not owned by the Parent or an Affiliate are outstanding:

(a)	The Parent will not:

(i)

issue or distribute Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to the holders of all or substantially all of the then outstanding Parent Common Shares by way of stock dividend or other distribution, other than an issue of Parent

Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to holders of Parent Common Shares who exercise an option to receive dividends in Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) in lieu of receiving cash dividends; or

(ii)

issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Shares entitling them to subscribe for or to purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares); or

(iii)

issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Shares (A) shares or securities of the Parent of any class other than Parent Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Parent Common Shares), (B) rights, options or warrants other than those referred to in paragraph 2.7(a)(ii) above, (C) evidences of indebtedness of the Parent or (D) assets of the Parent, unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

(b)	The Parent will not:

(i)	subdivide, re-divide or change the then outstanding Parent Common Shares into a greater number of Parent Common Shares; or

(ii)	reduce, combine, consolidate or change the then outstanding Parent Common Shares into a lesser number of Parent Common Shares; or

(iii)	reclassify or otherwise change Parent Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting Parent Common Shares,

unless the same or economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

(c)

The Parent will ensure that the record date for any event referred to in paragraphs 2.7(a) or (b) above, (or if no record date is applicable for such event the effective date for any such event), is not less than five Business Days after the date on which such event is declared or announced by the Parent (with contemporaneous notification thereof by the Parent to Exchangeco).

(d)

The Board of Directors of Exchangeco shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in paragraphs 2.7(a) or 2.7(b) above, and each such determination shall be conclusive and binding on the Parent. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of Exchangeco to be relevant, be considered by the Board of Directors of Exchangeco:

	(i)	in the case of any stock dividend or other distribution payable in Parent Common Shares, the number of such shares issued in proportion to the number of Parent Common Shares previously outstanding;

(ii)

in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors of Exchangeco in the manner above contemplated) of a Parent Common Share;

(iii)

in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of the Parent of any class other than Parent Common Shares, any rights, options or warrants other than those referred to in paragraph 2.7(d)(ii) above, any evidences of indebtedness of the Parent or any assets of the Parent), the relationship between the fair market value (as determined by the Board of Directors of Exchangeco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the current market value (as determined by the Board of Directors of Exchangeco in the manner above contemplated) of a Parent Common Share;

(iv)

in the case of any subdivision, redivision or change of the then outstanding Parent Common Shares into a greater number of Parent Common Shares or the reduction, combination, consolidation or change of the then outstanding Parent Common Shares into a lesser number of Parent Common Shares or any amalgamation, merger, reorganization or other transaction affecting Parent Common Shares, the effect thereof upon the then outstanding Parent Common Shares; and

(v)

in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily trading prices of such security during a period of not less than 20 consecutive trading days ending not more than three trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors of Exchangeco the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors of Exchangeco, in good faith and in its sole discretion, and provided further that any such determination by the Board of Directors of Exchangeco shall be conclusive and binding on the Parent;

(e)

Exchangeco agrees that, to the extent required, upon due notice from the Parent, Exchangeco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Exchangeco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to the Parent Common Shares and Exchangeable Shares as provided for in this section 2.7.

2.8	Tender Offers

In the event that a tender offer, share exchange offer, issuer bid, takeover bid or similar transaction with respect to Parent Common Shares (an “Offer”) is proposed by the Parent or is proposed to the Parent or its shareholders and is recommended by the Board of Directors of the Parent, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of the Parent, and the Exchangeable Shares are not redeemed by Exchangeco, the Parent will expeditiously take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Parent Common Shares, without discrimination. Without limiting the generality of the foregoing, the Parent will ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against Exchangeco (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

2.9	Ownership of Outstanding Shares

The Parent covenants and agrees in favour of Exchangeco that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than the Parent or any of its Affiliates, the Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of Exchangeco.

2.10	Parent and Affiliates Not to Vote Exchangeable Shares

The Parent covenants and agrees that it will appoint and cause to be appointed proxy holders with respect to all Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. The Parent further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the Business Corporations Act (Alberta) (or any successor or other corporate statute by which Exchangeco may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11	Rule 10b-18 Purchases

For certainty, nothing contained in this agreement, including without limitation the obligations of the Parent contained in section 2.8 hereof, shall limit the ability of the Parent or Exchangeco to make a “Rule 10b-18 Purchase” of Parent Common Shares pursuant to Rule 10b-18 of the U.S. Securities Exchange Act of 1934, as amended, or any successor provisions thereof.

2.12	Representations and Covenants

(a)

Each of Parent and Exchangeco, jointly and severally, represent to the other such party and all other third-party beneficiaries of this Agreement, that (i) the authorized capital of Exchangeco as of the date hereof consists of an unlimited number of common stock, of which 100 shares are issued and outstanding, and an unlimited number of Class A Exchangeable Shares, of which none are issued and outstanding, and no change has been made or occurred with respect to such authorized capital prior to closing of this Agreement; (ii) immediately prior to issuance of the Exchangeable Shares, Exchangeco has no issued or outstanding capital stock other than the common shares, all of which are owned by the Parent; (iii) there are no claims pending or threatened against the Parent or Exchangeco in regard to any prior transaction or matters; and (iv) there are no continuing, residual or future obligations required to be maintained or performed by Exchangeco with respect to any prior shareholders of Exchangeco or transaction other than in regard to the Parent in its capacity as the sole holder of all common shares of Exchangeco;

(b)

The Parent undertakes, covenants and agrees that unless and until the first business day immediately following the exchange of all of the Exchangeable Shares: (i) the Parent shall be and remain the sole holder of record and beneficial owner of the common shares of Exchangeco; and (ii) the Parent shall be and remain in sole control of Exchangeco;

(c)

Each of the Parent and Exchangeco covenant and agree that Exchangeco will not be used for any future transaction, or carry on any business, unless and until all Exchangeable Shares have been exchanged and/or the rights of the holders of the Exchangeable Shares have otherwise terminated in accordance with the Share Provisions.

ARTICLE 3 – PARENT SUCCESSORS

3.1	Certain Requirements in Respect of Combination, etc.

The Parent shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless the unanimous consent of the holders of the Exchangeable Shares is obtained.

3.2	Vesting of Powers in Successor

Whenever the conditions of section 3.1 have been duly observed and performed, the parties, if required by section 3.1, shall execute and deliver a supplemental agreement hereto and thereupon the successor of the Parent shall possess and from time to time may exercise each and every right and power of the Parent under this agreement in the name of the Parent or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the Board of Directors of the Parent or any officers of the Parent may be done and performed with like force and effect by the directors or officers of such successor.

ARTICLE 4 – GENERAL

4.1	Term

This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person or entity other than the Parent and any of its Affiliates.

4.2	Changes in Capital of the Parent and Exchangeco

At all times after the occurrence of any event contemplated pursuant to sections 2.7 and 2.8 hereof or otherwise, as a result of which either Parent Common Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3	Severability

If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4	Amendments, Modifications

This agreement may not be amended or modified except by an agreement in writing executed by Exchangeco and the Parent and approved by the holders of the Exchangeable Shares in accordance with paragraph III 7(e) of the Share Provisions.

4.5	Ministerial Amendments

Notwithstanding the provisions of section 4.4, the parties to this agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

(a)

adding to the covenants of any or all parties provided that the Board of Directors of each of Exchangeco and the Parent shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)

making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Exchangeco and the Parent, it may be expedient to make, provided that each such Board of Directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(c)

making such changes or corrections which, on the advice of counsel to Exchangeco and the Parent, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of Exchangeco and the Parent shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.6	Meeting to Consider Amendments

Exchangeco, at the request of the Parent, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 4.4 hereof.

Any such meeting or meetings shall be called and held in accordance with the by-laws of Exchangeco, the Share Provisions and all applicable laws.

4.7	Enurement

This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.8	Notices to Parties

All notices and other communications between the parties to this agreement shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for any such party as shall be specified in like notice):

if to Exchangeco:	c/o Witten LLP
2500 Canadian Western Bank Place
10,303 Jasper Avenue
Edmonton, Alberta
T5J 3N6
with copy to:	Spiegel Sohmer Inc.
5 Place Ville Marie
Suite 1203
Montreal, Quebec
H3B 2G2

Attention : Mr. Robert Raich

Telecopier: (514) 875-8237

Taras Chebountchak
if to the Parent:	President
c/o 110 Jardin Drive
Suite 13
Concord, Ontario, Canada
L4K 2T7

Telecopier: (905) 761-1095

If to the Trustee:	120 Adelaide Street West
Suite 420
Toronto, Ontario

M5H 4C3

Attention: Corporate Trust Department
Telecopier: (416) 361-0470

c/o Mr. Sass Peress
If to the ICP Shareholders:	6995 Jeanne-Mance
Montreal, Quebec
H3N 1W5

Telecopier: (514) •

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

4.9	Counterparts

This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.10	Jurisdiction

This agreement shall be construed and enforced in accordance with the laws of the State of Nevada and the laws of the United States of America applicable therein.

4.11	Attornment

The Parent agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the State of Nevada, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Exchangeco at its registered office in the Province of Alberta as attorney for service of process.

4.12	Language

The parties hereto acknowledge that they have requested and are satisfied that this agreement be drawn up in English; Les parties aux présentes reconnaissent qu'elles ont exigé que ce contrat soit rédigé en anglais et s'en déclarent satisfaites.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

FC FINANCIAL SERVICES INC.		1260491 ALBERTA INC.

Per:	/s/ Taras Chebountchak	Per:	/s/ Sass Peress
	“Parent”		“Exchangeco”

EQUITY TRANSFER & TRUST
COMPANY

Per:	/s/ Carol Mikos		/s/ Sass Peress

Per:	/s/ Rosa Vieira
	“Trustee”		SASS PERESS
“Peress”

/s/ Joel Cohen			/s/ Arlene Ades
JOEL COHEN			ARLENE ADES
“Cohen”			“Ades”

THE SASS PERESS FAMILY TRUST		THE PERESS FAMILY TRUST

Per:	/s/ Sass Peress	Per:	/s/ Sass Peress
	“Trust I”		“Trust II”

EASTERN LIQUIDITY PARTNERS
LTD.

Per:	/s/ Maurice Peress
“Eastern Liquidity”

SCHEDULE A

SCHEDULE "B" TO THE ARTICLES OF 1260491 ALBERTA INC.

1. BORROWING

The directors of the Corporation may from time to time:

(a) borrow money upon the credit of the Corporation;

(b) issue, re-issue, sell or pledge debt obligations of the Corporation;

(c) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation for any money borrowed or any other debt, obligation or liability of the Corporation; and,

(d) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person.

2. DELEGATION

The directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the directors all or any of the powers conferred on the Board by the provisions of paragraph 1 hereof to such extent and in such manner as the directors shall determine at the time of each such delegation.

3. NUMBER OF SHAREHOLDERS

The number of shareholders of the Corporation, exclusive of persons who are in the employment and are shareholders of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be shareholders of the Corporation, is limited to not more than 50, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

4. INVITATION TO PUBLIC PROHIBITED

Any invitation to the public to subscribe for securities of the Corporation is prohibited.

5. GENDER

For the purpose of this schedule, words importing the singular number only shall include the plural and vice versa, words importing any gender shall include all genders, and "person" or words importing persons shall include natural persons, firms, partnerships, corporations, regulatory bodies and entities, legal or otherwise.

SCHEDULE "C"

SHARE CONDITIONS FOR 1260491 ALBERTA INC.

I. The Corporation is authorized to issue an unlimited number of Class A exchangeable shares ("Exchangeable Shares") and an unlimited number of common shares.

II. The Exchangeable Shares and the common shares shall carry, and be subject to, the following rights, privileges, restrictions and conditions, that is to say:

III. CLASS A EXCHANGEABLE SHARES

1. Dividends

(a) The Board of Directors shall declare and the Corporation shall pay dividends out of the assets of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable, as follows: (i) in the case of a cash dividend declared in United States currency on a common share of FC Financial Services Inc. (FC Financial Services Inc. being herein referred to as the "Parent" and such common share of the Parent being herein referred to as a "Parent Common Share"), in an amount in cash in United States currency for each Exchangeable Share equal to the cash dividend declared on each Parent Common Share; (ii) in the case of a stock dividend declared on Parent Common Shares to be paid in Parent Common Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Parent Common Shares to be paid on each Parent Common Share; and (iii) in the case of a dividend declared on Parent Common Shares in property other than United States currency or Parent Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or the Economic Equivalent (as defined below) of the type and amount of property declared as a dividend on each Parent Common Share. Such dividend shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends or out of authorized but unissued Exchangeable Shares of the Corporation, as applicable.

(b) The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), what is the Economic Equivalent for the purposes of this Article and each such determination shall be conclusive and binding. In making such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors, (i) the relationship between the fair market value (as determined by the Board of Directors) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the Current Market Value (as determined by the Board of Directors in the manner contemplated below) of a Parent Common Share; and (ii) the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Common Shares as a result of differences between the taxation laws of

Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares). For purposes of these share provisions ("Share Provisions"), the "Current Market Value" of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily closing prices of such security during a period of twenty (20) consecutive trading days ending five (5) trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the Current Market Value thereof shall be determined by the Board of Directors, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require), and provided further that any such determination by the Board shall be conclusive and binding.

(c) Such dividends shall have record and payment dates identical to the record and payment dates for dividends on the Parent Common Shares. In the event a record or payment date for a Parent Common Share is not a business day in Montreal, Quebec, and New York, New York, the record or payment date, as the case may be, for the Exchangeable Shares, shall be the next business day.

(d) If on any payment date for any dividends declared on the Exchangeable Shares under paragraph III 1(a) hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies, assets or property properly applicable to the payment of such dividends.

2. Participation upon Liquidation, Dissolution or Winding-Up

(a) In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs (a "Liquidation"), the holders of the Exchangeable Shares shall be entitled, subject to applicable law and subject to the Liquidation Call Rights as set forth below, to receive from the assets of the Corporation for each Exchangeable Share on the effective date ("Liquidation Date") before any distribution of any part of the assets of the Corporation among the holders of common shares or any other shares ranking junior to the Exchangeable Shares an amount per share equal to (i) the Current Market Value of a Parent Common Share, determined by the Board of Directors on the trading day prior to the Liquidation Date, which shall be paid and satisfied in full only by the Corporation causing to be delivered to such holder one Parent Common Share for each Exchangeable Share presented and surrendered by the holder, plus (ii) an additional amount in cash equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share (collectively, the "Liquidation Amount"). The Corporation shall immediately give notice to Parent of any

Parent or the Affiliate of Parent ("Purchaser") shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation pursuant to paragraph III 2(a) of these share provisions, to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by the Purchaser to the holder of an amount per share equal to (i) the Current Market Value of a Parent Common Share determined on the trading day prior to the Liquidation Date, which shall be satisfied in full only by causing to be delivered to such holder one Parent Common Share, plus (ii) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Shares (collectively, the "Liquidation Call Purchase Price"). In the event of the exercise of the Liquidation Call Right by the Purchaser, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to the Purchaser on the Liquidation Date on payment by Parent to the holder of the Liquidation Call Purchase Price for each such share.

(d) To exercise the Liquidation Call Right, the Purchaser must notify holders of Exchangeable Shares and the Corporation of the Purchaser's intention to exercise such right within two business days of receiving notification of the liquidation, dissolution or winding-up from the Corporation as provided in paragraph III 2(a) of these share provisions. If the Purchaser exercises the Liquidation Call Right, on the Liquidation Date, the Purchaser will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

(e) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, the Purchaser shall deposit with the secretary of the Corporation, on or before the Liquidation Date, certificates representing the aggregate number of Parent Common Shares deliverable by the Purchaser in payment of the total Liquidation Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price. Provided that the total Liquidation Call Purchase Price has been so deposited with the secretary of the Corporation on or before the Liquidation Date, the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by the Purchaser upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder, and the holder shall, on and after the Liquidation Date, be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to it. Upon surrender to the secretary of the Corporation of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the secretary of the Corporation may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the secretary of the Corporation on behalf of the Purchaser shall deliver to such holder, certificates representing the Parent Common Shares to which the holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any hypothec, mortgage, security interest, charge or claim) and a cheque or cheques of the Purchaser or the Corporation payable at par and in United States dollars at any branch of the bankers of the Purchaser or of the Corporation in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price (less any tax required to be deducted and withheld therefrom by the Corporation) or a cheque of the Purchaser payable at par and in United States dollars at any branch of the bankers of the Purchaser (less any tax required to be deducted and withheld by the Purchaser) in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price, and such delivery of such certificates and cheque or cheques on behalf of the Corporation or by the Purchaser, as the case may be, shall be deemed to be payment of and shall satisfy and discharge all liability for the total Liquidation Call Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheque (plus any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation. If the Purchaser does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date, the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to paragraph III 2(a) of these share provisions.

3. Corporation Voting Rights

The holders of the Exchangeable Shares shall not be entitled to receive notice of, or to attend, any meetings of shareholders of the Corporation, subject to applicable law.

4. Special Events

(a) The Exchangeable Shares shall be subject to adjustment or modification from time to time in each of the following circumstances:

(i) Parent shall sub-divide the then outstanding Parent Common Shares into a greater number of Parent Common Shares;

(ii) Parent shall reduce, combine or consolidate the then outstanding Parent Common Shares into a smaller number of Parent Common Shares;

(iii) Parent shall issue additional Parent Common Shares or shares of another class of Parent or shares of a subsidiary corporation to all or substantially all of the holders of Parent Common Shares by way of options, rights or warrants; or

(iv) Parent shall reclassify or otherwise change the Parent Common Shares or effect an amalgamation, merger or reorganization.

(b) The Board of Directors shall take all reasonable steps to effect any such adjustment or modification including, if necessary,

submitting same to holders of Exchangeable Shares for their approval. Such adjustment or modification shall result in the same, or the Economic Equivalent (as determined below) of, the adjustment or modification as that made to the Parent Common Shares and shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

(c) The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), what is the Economic Equivalent for the purposes of any event referred to in this section III 4, and each such determination shall be conclusive and binding. In making each such determination, the following factors shall, without excluding other factors determined by the board to be relevant, be considered by the Board of Directors:

(i) in the case of paragraph III 4(a)(iii), the relationship between the exercise price of each of such options, rights or warrants and the Current Market Value (as determined by the Board of Directors in the manner contemplated in paragraph III 1(b)) of a Parent Common Share; and

5. Retraction of Exchangeable Shares by Holder

(a) A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Parent of the Retraction Call Right (as defined below) and otherwise upon compliance with the provisions of this paragraph III 5(a), to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to (i) the Current Market Value of a Parent Common Share determined by the Board of Directors on the trading day prior to the Retraction Date (as defined below), which shall be paid and satisfied in full only by the Corporation causing to be delivered to such holder one Parent Common Share for each Exchangeable Share presented and surrendered by the holder plus (ii) an additional amount in cash equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share (collectively the "Retraction Price"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date, the Retraction Price shall not include such additional amount equivalent to the declared and unpaid dividends. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the secretary of the Corporation may reasonably require, and together with a duly executed statement in such form as may be acceptable to the Corporation ("Retraction Request"):

(i) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

(ii) stating the business day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than five business days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such business day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the fifth business day after the date on which the Retraction Request is received by the Corporation; and

(iii) acknowledging the overriding right (the "Retraction Call Right") of the Purchaser (the term "Purchaser" as defined above) to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to the Purchaser in accordance with the Retraction Call Rights.

(b) Subject to the exercise by the Purchaser of the Retraction Call Right, upon receipt by the Corporation in the manner specified in paragraph III 5(a) hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in paragraph III 5(d), the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Parent pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

(c) Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Parent thereof. In order to exercise the Retraction Call Right, the Purchaser must notify the Corporation in writing of its determination to do so (the "Retraction Call Notice") within two business days of notification to Parent by the Corporation of the receipt by the Corporation of the Retraction Request. If the Purchaser does not so notify the Corporation within such two business day period, the Corporation will notify the holder as soon as possible thereafter that the Purchaser will not exercise the Retraction Call Right. If the Purchaser delivers the Retraction Call Notice within such two business day time period and provided that the Retraction Request is not revoked by the holder in the manner specified in paragraph III 5(d), the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to the Purchaser in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and the Purchaser shall purchase from such holder, and such holder shall sell to the Purchaser on the Retraction Date, the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, the Purchaser shall deposit with the secretary of the Corporation, on or before the Retraction Date, certificates representing the aggregate number of Parent Common Shares deliverable by the Purchaser in payment of the total Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Purchase Price. Provided that the total Purchase Price has been so deposited with the secretary of the Corporation, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date, and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Parent does not deliver a Retraction Call Notice within the two business day period and provided that the Retraction Request is not revoked by the holder in the manner specified in paragraph III 5(d), the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this section III 5.

(d) A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void, and for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to the Purchaser shall be deemed to have been revoked.

(e) The Corporation, on its own behalf or on behalf of the Purchaser, as the case may be, shall deliver or cause to be delivered to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation, certificates representing the Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any hypothec, mortgage, security interest, charge or claim), and a cheque or cheques in United States dollars of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the total Retraction Price (less any tax required to be deducted and withheld therefrom by the Corporation) or a cheque of the Purchaser payable at par and in United States dollars at any branch of the bankers of the Purchaser (less any tax required to be deducted and withheld by the Purchaser) in payment of the remaining portion, if any, of the total Purchase Price, as the case may be, and such delivery of such certificates and cheque or cheques on behalf of the Corporation or by the Purchaser, as the case may be, shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheque (plus any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation.

(f) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Parent shall thereafter be considered and deemed for all purposes to be a holder of the Parent Common Shares delivered to it and such holder shall not be entitled to share in any further distribution of the assets of the Corporation in respect of the Retracted Shares so redeemed or retracted. The Corporation shall have the right at any time after the Retraction Date to deposit or cause to be deposited the total Retraction Price or total Purchase Price in respect of the Exchangeable Shares represented by certificates that have not at the Retraction Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Redemption Price or the total Purchase Price (less any tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited.

(g) Notwithstanding any other provision of this section III 5, the Corporation shall not be required to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Parent shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be required to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed as would not be contrary to such provisions and shall notify the holder at least two business days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall as soon as practicable and from time to time redeem Retracted Shares in accordance with paragraph III 5(b) of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to paragraph III 5(b) hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in paragraph III 5(d), the holder of any such Retracted Shares not redeemed by the Corporation pursuant to this paragraph III 5(d) of these share provisions as a result of the solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to require the Purchaser to purchase such Retracted Shares from such holder on the Retraction Date or as soon as is reasonably practicable thereafter on payment by the Purchaser of the Purchase Price for each such Retracted Share, all as is more specifically provided for in the Exchange and Voting Trust Agreement to be executed between the Parent, the Corporation, Equity Transfer Services Inc. (the "Trustee") and certain other persons and any amendment thereto, a copy of which agreement is available to any shareholder of the Corporation upon request to it.

6. Redemption of Exchangeable Shares by the Corporation

(a) For purposes of this Article:

(i) "Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation, other than an Exempt Exchangeable Share Voting Event.

(ii) "Exempt Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in, the rights of the holders of the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and the Parent Common Shares.

(iii) "Parent Controlled Transaction" means any merger, amalgamation, tender, offer, material sale of shares or rights or interests therein or thereto or similar transactions involving the Parent, or any proposal to do so.

(iv) "Redemption Date" means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to this Article, which date shall only be established upon the happening of one of the following events:

(A) a Parent Controlled Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonable and practical to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Parent Controlled Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Parent Controlled Transaction in accordance with its terms, upon such number of days prior written notice to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practical in such circumstances;

(B) an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined in good faith and in its sole discretion, that it is not reasonably practical to accomplish the business purpose intended by the Exchangeable Shares Voting Event (which business purpose must be bone fide and not for the primary purpose of causing the occurrence of a Redemption Date) in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, the Redemption Date shall be the business day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event, and the Board of Directors shall give such number of days prior written notice of such redemption to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practical in such circumstances;

(C) an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the exempt Exchangeable Share Voting Event, in which case the Redemption Date shall be the business day following the day on which the holders of the Exchangeable Shares fail to take such action or

(D) the number of Exchangeable Shares outstanding (other than Exchangeable Shares held by the Parent and its Affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any sub-division or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights where evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares) is less than 10% of the number of Exchangeable Shares issued upon the first issuance of Exchangeable Shares, in which case the Board of Directors may accelerate such redemption date to such earlier date as it may determine, upon at least sixty (60) days' prior written notice to the registered holders of the Exchangeable Shares.

(b) Should the Board of Directors of the Corporation establish a Redemption Date in accordance with this section III 6, then prior to sending any notice to the holders of Exchangeable Shares in accordance with paragraph III 6(c) hereof, it shall notify the Parent. In order to exercise the Redemption Call Right (as defined below), the Purchaser must notify the Corporation in writing of its determination to do so (the "Redemption Call Notice") within two business days of notification to Parent by the Corporation of the decision of the Board of Directors of the Corporation to establish a Redemption Date. If the Purchaser does not so notify the Corporation within such two business day period, the Corporation will notify the holders of Exchangeable Shares in accordance with paragraph III 6(c) hereof as soon as possible thereafter of the proposed redemption of shares and that the Purchaser will not exercise the Redemption Call Right. If the Purchaser delivers the Redemption Call Notice within the two business day time period, the Corporation will notify the holder of Exchangeable Shares in accordance with paragraph III 6(c) hereof as soon as possible thereafter of the proposed redemption of shares and the intent of the Purchaser to exercise its Redemption Call Right.

(c) In any case of redemption of an Exchangeable Share under this Article, written notice of redemption by the Corporation and, if necessary, the purchase by the Purchaser under the Redemption Call Right, will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of the Corporation to be reasonably practical in the circumstances. In any case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

(d) Subject to applicable law and provided the Purchaser has not exercised the Redemption Call Right, the Corporation shall, on the Redemption Date, redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Current Market Value of the Parent Common Share, determined by the Board of Directors on the trading day prior to the Redemption Date, which shall be paid and satisfied in full only by the Corporation causing to be delivered to such holder one Parent Common Share for each Exchangeable Share so redeemed, plus (ii) an additional amount in cash equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share (collectively the "Redemption Price"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Redemption Date, the Redemption Price shall not include such additional amount equivalent to the declared and unpaid dividends.

(e) Should the Board of Directors establish a Redemption Date, the Purchaser shall have an overriding right (the "Redemption Call Right") to purchase all but not less than Exchangeable Shares directly from the holder. Should the Purchaser exercise its Redemption Call Right in the manner described hereinabove, the Corporation shall not redeem the Exchangeable Shares and the Purchaser shall purchase from such holder and such holder shall sell to the Purchaser on the Redemption Date the Exchangeable Shares for a purchase price (the "Redemption Purchase Price") per share equal to the Redemption Price per share. For the purposes of completing a purchase pursuant to the Redemption Call Right, the Purchaser shall deposit with the secretary of the Corporation, on or before the Redemption Date, certificates representing the aggregate number of Parent Common Shares deliverable by the Purchaser in payment of the total Redemption Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Purchase Price. Provided that the total Redemption Purchase Price has been deposited with the secretary of the Corporation on or before the Redemption Date, the closing of the purchase and sale of the Exchangeable Shares pursuant to the Redemption Call Right shall be deemed to have occurred as at the close of business on the Redemption Date and, for greater certainty, no redemption by the Corporation of such Exchangeable Shares shall take place on the Redemption Date.

(f) The Corporation, on its own behalf or on behalf of the Purchaser, as the case may be, shall deliver or cause to be delivered to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation, certificates representing Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any hypothec, mortgage, security interest, charge or claim) and a cheque or cheques of the Corporation in United States dollars payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation) or a cheque or cheques of the Purchaser payable at par and in United States dollars at any branch of the bankers of the Purchaser (less any tax required to be deducted and withheld by the Purchaser) in payment of the remaining portion, if any, of the total Redemption Purchase Price, as the case may be, and such delivery of such certificates and cheque or cheques on behalf of the Corporation or by the Purchaser, as the case may be, shall be deemed to be payment of and shall satisfy and discharge all liability for the total Redemption Price or the total Redemption Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheque (plus any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation.

(g) On or after the Redemption Date, the holders of Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive their proportionate part of the total Redemption Price or the total Redemption Purchase Price, as the case may be, unless payment of the total Redemption Price or the total Redemption Purchase Price for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of such holder shall remain unaffected until the total Redemption Price or the total Redemption Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Redemption Date to deposit or cause to be deposited the total Redemption Price or the total Redemption Purchase Price in respect of the Exchangeable Shares represented by certificates that have not at the Redemption Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Redemption Amount or the total Redemption Purchase Price (less any tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Parent Common Shares delivered to them.

7. Amendment and Approval of Rights of Exchangeable Shares and Changes to Support Agreement and Certain Restrictions

(a) The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

(b) So long as any of the Exchangeable Shares are outstanding the Corporation shall not at any time without, but may at any time with, the written approval of the holders of the Exchangeable Shares: (i) issue any Exchangeable Shares or any other shares ranking equally with or superior to the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares, (ii) pay any dividends on the common shares or any shares other than the Exchangeable Shares other than stock dividends payable in common shares or any such other shares, as the case may be; (iii) redeem or purchase or make any capital distribution in respect of common shares or any shares other than the Exchangeable Shares; or (iv) issue any Exchangeable Shares or any of the shares of the Corporation other than by way of stock dividends to the holder of such Exchangeable Shares.

(c) Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law, subject to the provisions of paragraph III 7(e) below.

(d) The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement by and between the Parent and the Corporation and any amendment thereto (the "Support Agreement"), without the written approval of the holders of the Exchangeable Shares, other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(i) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

(ii) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of good faith opinion, after consultation with counsel that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(iii) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

(e) Any approval given by the holders of the Exchangeable Shares with regard to the matters referred to above shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable laws subject to a minimum requirement that such approval shall be evidenced by resolution passed by not less than two-thirds (2/3rds) of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least two-thirds (2/3rds) of the outstanding Exchangeable Shares at that time are present or represented by proxy.

9. Purchase for Cancellation

Subject to applicable law, the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with any holder of Exchangeable Shares.

10. Actions by the Corporation under the Support Agreement

(a) The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by the Parent and the Corporation with all provisions of the Support Agreement (a copy of which agreement is available to any shareholder of the Corporation upon request to it) and the Share Provisions applicable to the Parent, the Corporation and the holders of the Exchangeable Shares, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation and the holders of the Exchangeable Shares all rights and benefits in favour of the Corporation and the holders of the Exchangeable Shares under or pursuant to such agreement.

(b) The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of, its rights or obligations under the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with paragraph III 7 (e) of the Share Provisions, other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(i) adding to the covenants of the Parent to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

(ii) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith and reasonable opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(iii) making such changes in our corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of good faith and reasonable opinion, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

11. Legend

(i) The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement the provisions herein relating to the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right.

(ii) Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right in each case in favour of the Parent, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of the Parent as therein provided.

12. Notices

Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of